UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 22, 2014, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission on Form S-11 (333-195256) in which the following recent developments were set forth:

Recent Developments

For the period from April 23, 2013 through March 31, 2014, the Company completed $759 million of originations (including $127.0 million of originations closed during the first quarter of 2014). Based on preliminary estimates for the quarter ended March 31, 2014, the Company expects to report core earnings of $0.20 to $0.21 per share. The Company’s preliminary estimate represents a marginal decline from the prior quarter’s results and reflects a full quarter of higher interest expense from the $100 million 2.79% fixed rate asset backed non-recourse debt transaction the Company closed in December 2013. Core earnings represents earnings attributable to stockholders, excluding earnings allocated to minority interest holders, non-cash equity-based compensation, amortization of intangible assets, provision for credit losses and non-cash income taxes.

These expectations and estimates are subject to change upon completion of the Company’s financial statements for the quarter ended March 31, 2014, including all disclosures required by generally accepted accounting principles in the United States, and any such change could be material. There can be no assurance that the range of the Company’s estimated core earnings for the quarter ended March 31, 2014 is indicative of what the Company’s results are likely to be for the quarter ended March 31, 2014 or in future periods as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between the time of this report and the time that the Company’s financial results for the quarter ended March 31, 2014 are finalized. The estimated financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management.

The Company is currently in negotiations to amend its senior secured credit facility to, among other things, upsize the commitment amount. The execution of a definitive amendment to this credit facility is subject to a number of risks, conditions and uncertainties and there can be no assurance that the Company will succeed in securing this amendment or increasing its borrowings under the facility.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

April 23, 2014	By:	/s/ J. Brendan Herron
	Name:	J. Brendan Herron
	Title:	Chief Financial Officer and Executive Vice President